Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (333-283714, 333-279423) and Form F-3 (333-279942) of our report dated January 27, 2025, relating to the consolidated financial statements of Golden Heaven Group Holdings Ltd and subsidiaries (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended September 30, 2024 and 2023.

/s/ Assentsure PAC

Singapore

January 27, 2025